EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Class A Common Stock and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated: February 14, 2020

INDEX VENTURES VI (JERSEY) L.P.

By:	/s/ Sinead Meehan
	Name:	Sinead Meehan
	Title:	Director

INDEX VENTURES VI PARALLEL ENTREPRENEUR FUND (JERSEY) L.P.

By:	/s/ Sinead Meehan
	Name:	Sinead Meehan
	Title:	Director

INDEX VENTURE ASSOCIATES VI LIMITED

By:	/s/ Sinead Meehan
	Name:	Sinead Meehan
	Title:	Director

INDEX VENTURES GROWTH III (JERSEY) L.P.

By:	/s/ Sinead Meehan
	Name:	Sinead Meehan
	Title:	Director

INDEX VENTURE GROWTH ASSOCIATES III LIMITED

By:	/s/ Sinead Meehan
	Name:	Sinead Meehan
	Title:	Director

YUCCA (JERSEY) SLP

By:	Intertrust Employee Benefit Services Limited as authorized signatory of Yucca (Jersey) SLP in its capacity as an Administrator of the Index Co-Investment Scheme

By:	/s/ Alex di Santo
	Name:	Alex di Santo
	Title:	Authorized Signatory

By:	/s/ Sarah Earles
	Name:	Sarah Earles
	Title:	Authorized Signatory